NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN
AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.


                       ALLOU HEALTH AND BEAUTY CARE, INC.

                                     WARRANT
                                     -------

Warrant No. _                                           Dated: December 15, 1998


         Allou Health and Beauty Care, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, [ ], or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to the total number of shares of Class A Common Stock, $.001 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") calculated pursuant to Section 3 of this Warrant at an exercise price equal to $.01 per share (as adjusted from time to time as provided in Section 8, the "Exercise Price"), at the times set forth herein through and including December 15, 2002 (the "Expiration Date"), and subject to the following terms and conditions:

                  1. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

                  2.       Registration of Transfers and Exchanges.

                           (a) The Company  shall  register  the transfer of any
portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at the office specified in or pursuant to
Section 3(g). Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

                           (b) This Warrant is exchangeable,  upon the surrender
hereof by the Holder to the office of the  Company  specified  in or pursuant to
Section 3(g) for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

                  3.       Duration, Exercise and Redemption of Warrants.

                           (a) The  vesting  of the  Warrant  Shares  which  the
Holder is permitted to acquire pursuant to this Warrant shall occur on the dates set forth below. On each such date, this Warrant shall vest on a cumulative basis with respect to a number of Warrant Shares calculated pursuant to Section 3(b) below. Only the Warrant Shares that have vested may be acquired upon exercise of this Warrant.

                                    (i)  The  first  Vesting  Date  (the  "First
Vesting Date") shall be the thirty-first (31st) calendar day following the earlier to occur of (A) the Effectiveness Date and (B) the Effectiveness Required Date (the Warrant Shares with respect to which this Warrant is exercisable on the First Vesting Date are called the "Tranche A Warrant Shares");

                                    (ii) The second  Vesting  Date (the  "Second
Vesting Date") shall be the seventy-first (71st) calendar day following the earlier to occur of (A) the Effectiveness Date and (B) the Effectiveness Required Date (the Warrant Shares with respect to which this Warrant is exercisable on the Second Vesting Date are called the "Tranche B Warrant Shares"); and

                                    (iii) The  third  Vesting  Date (the  "Third
Vesting Date," and together with the First Vesting Date and the Second Vesting Date, the "Vesting Dates") shall be the one hundred and tenth (110th) calendar day following the earlier to occur of (A) the Effectiveness Date and (B) the Effectiveness Required Date (the Warrant Shares with respect to which this Warrant is exercisable on the Third Vesting Date are called the "Tranche C Warrant Shares").

                           (b) Except as  otherwise  set forth in this  Warrant,
this Warrant shall vest and become exercisable on each Vesting Date with respect to the number of Warrant Shares calculated in accordance with the following formula:

             (Applicable Share Number) x [(9.0 x 1.15) - Market Price]
                  Market Price

If the number calculated in accordance with the foregoing formula is a negative number, the Holder shall not be obligated to transfer any shares to the Company. On each Vesting Date, the Company shall send a notice to the Holder setting forth in reasonable detail its calculation of the number of Warrant Shares which shall vest and be exercisable on such Vesting Date.

                           For purposes of this Warrant,

                                    (i) "Applicable Share Number" means (i) with
respect to the First Vesting Date, 34% of the number of shares of Common Stock purchased by the Holder pursuant to the Securities Purchase Agreement (the "Purchase Agreement"), dated as of December 14, 1998, among the Company, Strong River Investments, Inc., Sovereign Partners, L.P., Dominion Capital Fund Ltd., Canadian Advantage Limited Partnership, Westover Investments, L.P. and Montrose Investments, Ltd. and (ii) with respect to each of the Second Vesting Date and the Third Vesting Date, 33% of the number of shares of Common Stock purchased by the Holder pursuant to the Purchase Agreement.

                                    (ii)   "Effectiveness    Date"   means   the
effective date of the registration statement (the "Registration Statement") covering the Shares (as defined in the Purchase Agreement) purchased pursuant to the Purchase Agreement and meeting the requirements of the Registration Rights Agreement ("the Registration Rights Agreement"), dated as of December 14, 1998, among the Company, Strong River Investments, Inc., Sovereign Partners, L.P., Dominion Capital Fund Ltd., Canadian Advantage Limited Partnership, Westover Investments, L.P. and Montrose Investments, Ltd.

                                    (iii)  "Effectiveness  Required  Date" means
the 90th day following the closing under the Purchase Agreement;

                                    (iv) "Market Price" means the average of the
lowest twenty (20) Per Share Market Values (which need not occur on consecutive Trading Days) during the thirty (30) Trading Days immediately preceding the first day of the applicable Vesting Date.

                                    (v)  "Trading  Day" means (a) a day on which
the Common Stock is traded on the American Stock Exchange or on any other stock market or trading facility on which the shares of Common Stock are listed or quoted (each, a "Subsequent Market"), as the case may be, or (b) if the Common Stock is not listed on the American Stock Exchange or on a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close; and

                                    (vi) "Per Share  Market  Value" means on any
particular date (a) the closing bid price per share of the Common Stock on such date on the American Stock Exchange ("AMEX") or on any Subsequent Market, or if there is no such price on such date, then the closing bid price on the AMEX or on such Subsequent Market on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on the AMEX or a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Holders of a majority of the applicable Registrable Securities.

                           (c) The vesting of the Warrant  Shares in  accordance
with this Section 3 shall not be affected by any failure by the Company to maintain the effectiveness of the Registration Statement after it has been declared effective by the Securities and Exchange Commission (the "Commission").

                           (d) Notwithstanding the foregoing  provisions of this
Section 3, at any time within ten (10) Trading Days following the occurrence of any of the following events (each, an "Event"), the Holder shall have the option to elect by notice ("Vesting Notice") to the Company to have this Warrant vest with respect to those Warrant Shares that have not yet already vested:

                                    (i)  upon  the  occurrence  of any of (i) an
acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of in excess of 40% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction continue to hold at least 40% of the securities of the surviving entity or acquirer of such assets or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii);

                                    (ii)  immediately  prior to an assignment by
the Company for the benefit of creditors or commencement of a voluntary case under the Federal Bankruptcy Code, or an entering into of an order for relief in an involuntary case under the Federal Bankruptcy Code, or adoption by the Company of a plan of liquidation or dissolution; or

                                    (iii)  five   Business  Days  prior  to  the
proposed consummation with respect to the Company of a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act (or, if necessary, such earlier date as the Company shall determine in good faith to be required in order for the Holder to be able to participate in such transaction), it being agreed that the Holder will receive actual notice of the 13e-3 Statement filed with the Commission on the date filed and actual notice of the date of acceleration hereunder no later than such date, and that if such transaction is not consummated, and this Warrant has been exercised, then the Holder (and to the extent that this Warrant would not but for this paragraph be exercisable, the Company) shall be entitled to declare the exercise null and void and the Holder shall, upon return of the Warrant Shares to the Company, be entitled to receive a refund of the Exercise Price and warrants identical to this Warrant, and such acceleration shall become void ab initio, and the Warrants shall (as to any remaining unexercised portion thereof) remain in full force and effect in accordance with the terms hereof.

In the event the Holder delivers a Vesting Notice, this Warrant shall vest with respect to the number of Warrant Shares calculated in accordance with the formula set forth on Section 3(b); provided, however that for purposes of such calculation, (i) the "Applicable Share Number" shall be deemed to mean (A) 100% of the number of shares of Common Stock purchased by the Holder pursuant to the Purchase Agreement (such number, the "Holder Purchased Shares"), if the Event occurred prior to the First Vesting Date, (B) 67% of the Holder Purchased Shares, if the Event occurred on or after the First Vesting Date but prior to the Second Vesting Date and (C) 33% of the Holder Purchased Shares if the Event occurred on or after the Second Vesting Date but prior to the Third Vesting Date; and (ii) the "Market Price" shall be deemed to mean the average of the lowest (20) Per Share Market Values (which need not occur on consecutive Trading
Days) during the thirty (30) Trading Days immediately preceding the date on which the Event occurred.

                           (e) Subject to Sections  3(a) and (b),  this  Warrant
shall be exercisable by the registered Holder on any Business Day before 5:30 P.M., New York City time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. For purposes of this Warrant, "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                           (f)  Subject  to  Sections   2(b),  6  and  10,  upon
surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its address for notice set forth in
Section 12 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 Trading Days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, except (i) either in the event that a
                                       -5-
registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) if this Warrant shall have been issued pursuant to a written agreement between the original Holder and the Company, as required by such agreement. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

                           A "Date of  Exercise"  means  the  date on which  the
Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

                           (g) If the  Company  fails to  deliver  to the Holder
certificate or certificates representing the Warrant Shares pursuant to Section 3(f) by the seventh (7th) Trading Day after the Date of Exercise, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $1,000 for each day after such seventh (7th)Trading Day until such certificates are delivered. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon exercise upon conversion within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

                           (h) In addition to any other rights  available to the
Holder, if the Company fails to deliver to the Holder certificate or certificates representing the Warrant Shares pursuant to Section 3(f) by the seventh (7th) Trading Day after the Date of Exercise, and if after such seventh
(7th) Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Holder is attempting to acquire by delivery of the Notice to Purchase by (B) the Per Share Market Value on the Trading Day (or if such date is not a Trading Day, on the immediately succeeding Trading Day) the certificate representing such Warrant Shares are delivered to the Holder by or on behalf of the Company (and if there is more than one certificate representing the Warrant Shares and they are delivered on different Trading Days, clause (y)(B) of this Section shall be the weighted average of the Per Share Market Values on the Trading Days on which such certificates are delivered, based on the number of Warrant Shares represented by each such certificate) . For example, if the Holder purchases 10,000 shares of Common Stock having a total purchase price of $90,000 to cover a Buy-In with respect to an attempted exercise of this Warrant with respect to 10,000 Warrant Shares, and the Per Share Market Value on the Trading Day the Holder receives the certificate representing such Warrant Shares is $8.00 the Company shall be required to pay the Holder $10,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 3(h) in respect of the certificates resulting in such Buy-In.

                           (i) Subject to Sections  3(a) and (b),  this  Warrant
shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

                  4. Piggyback Registration Rights. During the term of this Warrant, the Company may not file any registration statement with the Securities and Exchange Commission (other than registration statements of the Company filed on Form S-8 or Form S-4, each as promulgated under the Securities Act, pursuant to which the Company is registering securities pursuant to a Company employee benefit plan or pursuant to a merger, acquisition or similar transaction including supplements thereto, but not additionally filed registration statements in respect of such securities) at any time when there is not an effective registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder, unless the Company provides the Holder with not less than 20 days notice of its intention to file such registration statement and provides the Holder the option to include any or all of the applicable Warrant Shares therein. The piggyback registration rights granted to the Holder pursuant to this Section shall continue until all of the Holder's Warrant Shares have been sold in accordance with an effective registration statement or upon the Expiration Date. The Company will pay all registration expenses in connection therewith.

                  5. Demand Registration Rights. At any time during the term of this Warrant when the Warrant Shares are not registered pursuant to an effective registration statement (but only after the applicable Effectiveness Date (as defined in the Registration Rights Agreement)), the Holder may make a written request for the registration under the Securities Act (a "Demand Registration"), of all of the Warrant Shares (the "Registrable Securities"), and the Company shall use its best efforts to effect such Demand Registration as promptly as possible, but in any case within 90 days thereafter. Any request for a Demand Registration shall specify the aggregate number of Registrable Securities proposed to be sold and shall also specify the intended method of disposition thereof. The right to cause a registration of the Registrable Securities under this Section 5 shall be limited to one such registration. In any registration initiated as a Demand Registration, the Company will pay all registration expenses in connection therewith. A Demand Registration shall not be counted as a Demand Registration hereunder until the registration statement filed pursuant to the

Demand Registration has been declared effective by the Securities and Exchange Commission and maintained continuously effective for a period of at least 360 days or such shorter period when all Registrable Securities included therein have been sold in accordance with such registration statement, provided, however that any days on which such registration statement is not effective or on which the Holder is not permitted by the Company or any governmental authority to sell Warrant Shares under such registration statement shall not count towards such 360 day period.

                  6. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

                  7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

                  8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

                  9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9. Upon each such adjustment of the Exercise Price pursuant to this Section 9, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                           (a) If the Company, at any time while this Warrant is
outstanding, (i) shall pay a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock (as defined below) or on any other class of capital stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

                           (b) In case  of any  reclassification  of the  Common
Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this
Section 9(b) upon any exercise following any such reclassification, consolidation, merger, sale, transfer or share exchange.

                           (c) If the Company, at any time while this Warrant is
outstanding, shall distribute (a "Distribution") to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 9(a), (b) and (d)) (collectively, "Rights"), then in each such case the Holder shall be entitled to receive, for each Warrant Share with respect to which this Warrant is exercised after the record date fixed for determination of stockholders entitled to receive such Distribution, the Rights received by all holders of Common Stock with respect to one share of Common Stock.

                           (d)  If,  at  any  time   while   this   Warrant   is
outstanding, the Company shall issue or cause to be issued rights or warrants to acquire or otherwise sell or distribute shares of

Common Stock for a consideration per share less than the Current Market Price on the date of issuance of such rights or warrants, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance, and (ii) the number of shares of Common Stock which the aggregate consideration received (or to be received, assuming exercise or conversion in full of such rights, warrants and convertible securities) for the issuance of such additional shares of Common Stock would purchase at the Current Market Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made. For purposes of this Section 9(d), "Current Market Price," with respect to any date, means the average of the Per Share Market Values during the ten (10) Trading Days immediately preceding such date.

                           (e) For the purposes of this Section 9, the following
clauses shall also be applicable:

                           (i) Record  Date.  In case the  Company  shall take a
record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (ii) Treasury Shares.  The number of shares of Common
Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                           (f) All  calculations  under this  Section 9 shall be
made to the nearest 1/100th of a share.

                           (g) Whenever the Exercise Price is adjusted  pursuant
to Section 9(c) above, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case the adjustment shall be equal to the average of the adjustments recommended by each of the Appraiser and such appraiser. The Holder shall promptly mail or cause to be mailed to the Company, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such adjustment shall become effective immediately after the record date mentioned above.

                           (h)      If:

                                          (i)     the  Company  shall  declare a
                                                  dividend    (or   any    other
                                                  distribution)  on  its  Common
                                                  Stock; or

                                         (ii)     the  Company  shall  declare a
                                                  special    nonrecurring   cash
                                                  dividend on or a redemption of
                                                  its Common Stock; or

                                        (iii)     the  Company  shall  authorize
                                                  the granting to all holders of
                                                  the  Common  Stock  rights  or
                                                  warrants to  subscribe  for or
                                                  purchase any shares of capital
                                                  stock  of any  class or of any
                                                  rights; or

                                         (iv)     the     approval     of    any
                                                  stockholders  of  the  Company
                                                  shall    be     required    in
                                                  connection       with      any
                                                  reclassification of the Common
                                                  Stock  of  the  Company,   any
                                                  consolidation   or  merger  to
                                                  which the  Company is a party,
                                                  any sale or transfer of all or
                                                  substantially   all   of   the
                                                  assets of the Company,  or any
                                                  compulsory    share   exchange
                                                  whereby  the  Common  Stock is
                                                  converted      into      other
                                                  securities,  cash or property;
                                                  or

                                          (v)     the  Company  shall  authorize
                                                  the   voluntary   dissolution,
                                                  liquidation  or  winding up of
                                                  the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                  10. Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

                           (a)  Cash   Exercise.   The  Holder   shall   deliver
immediately available funds;
or
                           (b) Cashless  Exercise.  The Holder  shall  surrender
this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                                    X = Y (A-B)/A
         where:
                                    X = the number of Warrant Shares to be issued to the Holder.

                                    Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                                    A = the average of the  closing  sale prices
                                    of the Common Stock for the five (5) trading
                                    days   immediately   prior   to   (but   not
                                    including) the Date of Exercise.

                                    B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date.

                  11. Stockholder Approval Under the Rules and Regulations of American Stock Exchange. If the Company would be, if this Warrant and the other Warrant (together with any replacements thereto, the "Other Warrant") issued pursuant to the Purchase Agreement were exercised in full on such date, required under the Rules and Regulations of the AMEX Exchange to obtain the approval of the stockholders of the Company to issue the Warrant Shares upon such exercise (such date, the "Stockholder Approval Trigger Date"), then the Company shall,
(i) within 3 Business Days, notify the Holder of such fact, (ii) within 15 days of the Stockholder Approval Trigger Date file proxy materials relating to such stockholder approval with the Commission, and (iii) use its best efforts to obtain as soon as possible, and in any event within 90 days after the Stockholder Approval Trigger Date (the "Stockholder Approval Deadline"), such stockholder approval for the issuance of all the Warrant Shares and the shares of Common Stock issuable upon exercise of the Other Warrant (including the approval of issuances at a discount to market as may be required by the Rules and Regulations of the American Stock Exchange). The Holder may deliver a notice to the Company regarding such requirement, in which event the time periods described herein shall commence on the date of such notice. If the Company fails to obtain the approval of the stockholders contemplated in this Section by the Stockholder Approval Deadline, then, as partial relief (which remedy shall not be exclusive of any other remedies available under this Warrant, at law or in equity), the Company shall pay to the Holder at its election, either (i) an amount in cash,
                                      -12-
as liquidated damages and not as a penalty, equal to the Mandatory Redemption Amount (defined below) or (ii) an amount in cash, as liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by the Holder on the Closing Date under the Purchase Agreement for the Common Stock purchased by the Holder (which price is set forth opposite such Purchaser's name on Schedule I to the Purchase Agreement) (the "2% Payment"). In the event the Holder elects to receive the Mandatory Redemption Amount, the Company shall make the payment to the Holder within five days of the earlier to occur of (I) the holding of the meeting of the Company's stockholders, the failure of which resulted in the requirement to make such payment (the "Stockholder Non-Approval Date") and (II) the Stockholder Approval Deadline. In the event the Holder elects to receive the 2% Payment, the Company shall make the 2% Payments within five days of (I) the Stockholder Non-Approval Date and (II) the last day of each 30-day period beginning on the Stockholder Approval Deadline. In the event the Company fails to make any such payments in a timely manner, such payments shall bear interest at the lesser of (i) the rate of 2.0% per month or (ii) the highest lawful rate (pro rated for partial months) until paid in full. Notwithstanding any other provision of this Section 11, in the event the Holder delivers a Form of Election under this Warrant prior to any approval of the stockholders contemplated in this Section having been obtained, the Company shall issue to the Holder the maximum number of Warrant Shares that may be issued without approval of the stockholders of the Company under the Rules and Regulations of the AMEX. Notwithstanding anything to the contrary contained in this Warrant, the Company shall not be obligated to issue Warrant Shares to the Holder upon exercise of this Warrant if such issuance requires the approval of the stockholders contemplated in this Section and such approval has not been obtained. For purposes of this Warrant, "Mandatory Redemption Amount" means the amount obtained by multiplying (x) 125%, (y) the number of Warrant Shares issuable upon exercise of this Warrant (not including, however, Warrant Shares that may be issued without stockholder approval under the Rules and Regulations of AMEX) and (z) the Per Share Market Value on the Trading Day (each as defined in Section 3 hereof) immediately preceding the date the Holder elects to receive the Mandatory Redemption Amount.

                  12.      Certain Exercise Restrictions.

                           (a) The Holder agrees not to exercise this Warrant to
the extent such exercise would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon exercise of this Warrant after application of this Section. The Holder shall have the sole authority and obligation to determine whether the restriction contained in this Section applies. The provisions of this Section may be waived by the Holder (but only as to itself and not to any other holders of the other Warrant) upon not less than 75 days prior notice to the Company (in which case, the Holder shall make such filings with the Commission, including under Regulation 13D or 13G, as are required by applicable law). The holders of the Other Warrant shall be unaffected by any such wavier.

                           (b) The  Holder  also  agrees  not to  exercise  this
Warrant to the extent such exercise would result in the Holder beneficially owning (as determined in accordance with Section

13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding Common Stock, including shares issuable upon exercise of this Warrant after application of this Section. The Holder shall have the sole authority and obligation to determine whether the restriction contained in this Section applies. The provisions of this Section may be waived by the Holder (but only as to itself and not to any other holders of the Other Warrant) upon not less than 75 days prior notice to the Company. The holders of the Other Warrant shall be unaffected by any such waiver.

                  13. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

                  14. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 8:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 50 Emjay Boulevard, Brentwood, New York 11717, facsimile number (516) 273-5318, attention Chief Operating Officer, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 14.

                  15.      Warrant Agent.

                           (a) The Company  shall  serve as warrant  agent under
this Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent.

                           (b) Any corporation into which the Company or any new
warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

                  16.      Miscellaneous.

                           (a) This Warrant shall be binding on and inure to the
benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                           (b) Subject to Section 16(a), above,  nothing in this
Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

                           (c) This Warrant  shall be governed by and  construed
and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

                           (d) The headings herein are for convenience  only, do
not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                           (e) In case any one or more of the provisions of this
Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                            ALLOU HEALTH AND BEAUTY CARE, INC.


                                            By:

                                            Name:

                                            Title:

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To Allou Health and Beauty Care, Inc.:

         In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _____________ shares of Common Stock ("Common Stock"), $.01 par value per share, of Allou Health and Beauty Care, Inc. and, if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, encloses herewith $________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

         The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                        PLEASE INSERT SOCIAL SECURITY OR
                            TAX IDENTIFICATION NUMBER




                         (Please print name and address)




         If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:


                         (Please print name and address)





Dated:                     ,                 Name of Holder:


                                             (Print)

                                             (By:)
                                             (Name:)
                                             (Title:)
                                             ( Signature  must  conform  in  all
                                              respects  to  name  of  holder  as
                                              specified  on   the  face  of  the
                                              Warrant)

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Allou Health and Beauty Care, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Big Entertainment, Inc. with full power of substitution in the premises.

Dated:

---------------, ----


                                    --------------------------------------------
                                     ( Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                                    ---------------------------------------
                                    Address of Transferee

                                    ---------------------------------------

                                    ---------------------------------------



In the presence of:


--------------------------